Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-223172 on Form S-3 of our reports dated February 19, 2019, relating to the financial statements and financial statement schedules of Healthcare Trust of America, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Healthcare Trust of America, Inc. for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-223172 on Form S-3 of our reports dated February 19, 2019, relating to the financial statements and financial statement schedules of Healthcare Trust of America Holdings, LP and subsidiaries, appearing in the Annual Report on Form 10-K of Healthcare Trust of America Holdings, LP for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

September 5, 2019